CONTACT:     David S. Collins                    Devin Sullivan
Chief Financial Officer                Senior Vice President
(630) 845-4500                    The Equity Group Inc.
(212) 836-9608

FUEL TECH NAMES VINCENT J. ARNONE EXECUTIVE VICE PRESIDENT AND
CHIEF OPERATING OFFICER

WARRENVILLE, Ill., January 6, 2014 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today announced the appointment of Vincent J. Arnone to Executive Vice President and Chief Operating Officer, a newly-created position. Mr. Arnone, 50, has served as Executive Vice President - Worldwide Operations of Fuel Tech since September 2010.
Douglas G. Bailey, Chairman, President and Chief Executive Officer, commented, “We are pleased to announce that Vince Arnone has been named Executive Vice President and Chief Operating Officer. This is an expanded role of the position he has held since September 2010 as Executive Vice President - Worldwide Operations. At that time, we identified a need for improved companywide coordination of our global business strategy and operational methodologies. Vince has been responsible for developing operational strategies to ensure that Fuel Tech is capable of serving customers in both the APC and Fuel Chem business segments in an efficient and effective manner globally. Since that time, our international business has grown from 16% in 2010 to 40% in 2013, gaining us important diversification and expansion of our capabilities. As Chief Operating Officer, Vince will become increasingly involved in strategic areas and initiatives that are paramount to Fuel Tech’s future success.”
Mr. Arnone stated, “I remain optimistic and excited about Fuel Tech’s global growth prospects, and look forward to continuing to work with our talented group of professionals in capitalizing on the opportunities that lie ahead.”

About Fuel Tech
Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services.  These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.
The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques - such as Low NOx Burners and Over-Fire Air systems - and post-combustion NOx control approaches, including NOxOUT® and HERT™ SNCR systems as well as systems that incorporate ASCR™ (Advanced Selective Catalytic Reduction), NOxOUT CASCADE®, ULTRA™ and NOxOUT-SCR® processes. The XCAM™ Extractive Continuous Ammonia Monitor can be used to improve NOx reduction performance and boiler operation on units with SNCR and SCR systems. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 800 units worldwide, where coal, fuel oil, natural gas, municipal waste, biomass and other fuels are utilized.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and operational issues associated with sulfur trioxide, ammonium bisulfate, particulate matter (PM2.5), carbon dioxide and NOx.  The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste.
Fuel Tech also provides a range of combustion optimization services, including airflow testing, coal flow testing and boiler tuning, as well as services to help optimize selective catalytic reduction system performance, including catalyst management services and ammonia injection grid tuning.  In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software.  These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems.  For more information, visit Fuel Tech’s web site at www.ftek.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.